Exhibit 10.4

________________________________ (________)
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Telephone:  (_____) _______________
Facsimile: (_____) ________________

Attorney for St George Investments LLC

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

ST GEORGE INVESTMENTS LLC, an Illinois limited liability company, Plaintiff, vs. DRINKS AMERICAS HOLDINGS, LTD., a Delaware corporation, Defendant.	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	JUDGMENT BY CONFESSION Case No. ___________________ Judge ______________________

Pursuant to 735 ILCS 5/2-1301(c) and the affidavit of counsel for St George Investments LLC, an Illinois limited liability company, its successors or assigns (“Plaintiff”), the Court hereby enters judgment against Drinks Americas Holdings, Ltd, a Delaware corporation (“Defendant”), as follows:

1.           Defendant either failed to comply with the terms of that certain Debenture dated June 18, 2009, made by Defendant in favor of Plaintiff, a copy of which is attached hereto as Exhibit A (the “Debenture”) or Defendant failed to comply with the terms of that certain Forbearance Agreement dated December 7, 2011, entered into between Defendant and Plaintiff, a copy of which is attached hereto as Exhibit B (the “Forbearance Agreement”), in that Defendant failed to make a required payment or payments thereunder or otherwise abide by and satisfy the terms thereof.

2.           By virtue of Defendant’s default and violation of either the Debenture or the Forbearance Agreement, judgment in favor of Plaintiff is hereby entered against Defendant in the amount of One Million One Hundred Twenty-Six Thousand Three Hundred Sixty Dollars ($1,126,360.00) plus costs (including any additional attorneys’ fees) and accrued and unpaid interest, less any payments made by Defendant according to the Payment Schedule as provided in the Forbearance Agreement, which net amount is $________________ (the “Judgment Amount”).

3.           Interest shall accrue on the Judgment Amount at the rate of twelve percent (12%) per annum until all amounts due under the terms of this Judgment by Confession are paid to Plaintiff.

4.           It is agreed that this Judgment by Confession shall not be filed or recorded by Plaintiff unless or until the occurrence of an Event of Default (as defined in the Debenture) under the Debenture or a default under or breach of the Forbearance Agreement.

DATED this ____day of ___________, 20___.
BY THE COURT

___________________________________
United States District Court Judge

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CONSENT TO ENTRY OF JUDGMENT BY CONFESSION

COOK COUNTY                                                                )
                                                                                              ) ss.
STATE OF ILLINOIS                                                        )

Defendant, Drinks Americas Holdings, Ltd., a Delaware corporation (“Defendant”), hereby knowingly and voluntarily waives service of process and consents to the entry of this Judgment by Confession at the request of counsel for St George Investments LLC, an Illinois limited liability company, its successors or assigns (“Plaintiff”), if an Event of Default (as defined in that certain Debenture dated June 18, 2009 (the “Debenture”)) or any default under or breach of that certain Forbearance Agreement of even date herewith between Defendant and Plaintiff (the “Forbearance Agreement”), occurs.  The Judgment Amount (as defined in the Judgment by Confession) shall be One Million One Hundred Twenty-Six Thousand Three Hundred Sixty Dollars ($1,126,360.00), together with reasonable attorneys’ fees and collection costs, less any payments made to Lender according to the Payment Schedule (defined in the Forbearance Agreement), at the time the Judgment by Confession is filed.  Any other amount remaining due under the Forbearance Agreement or Debenture shall remain unchanged by entry of a Judgment by Confession or this Consent to Entry of Judgment by Confession. Plaintiff agrees it will not file the Judgment by Confession unless and until an Event of Default has occurred under the Debenture or a default under or breach of the Forbearance Agreement occurs; provided, however, that upon such an occurrence, Plaintiff shall be entitled to immediately file such Judgment by Confession in ex parte fashion.  Plaintiff’s counsel shall provide the Court with an affidavit stating that Defendant has failed to abide by and satisfy the terms of the Debenture or the Forbearance Agreement, as applicable, and stating the Judgment Amount.

DRINKS AMERICAS HOLDINGS, LTD.

By:                                                               Dated:
Name:
Title:

Subscribed and sworn to before me by ________________ on this 7th day of December, 2011.

____________________________________
Notary Public

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EXHIBIT A

DEBENTURE

EXHIBIT B

FORBEARANCE AGREEMENT